EXHIBIT 10.1

AMENDMENT NO. 2 TO PURCHASE AND SALE AGREEMENT

This Amendment No. 2 (the “Amendment”) is made and entered into this 7th day of October, 2014 by and between Dover Motorsports, Inc. and Nashville Speedway, USA, Inc. (collectively, the “Seller”) and NeXovation, Inc. (the “Purchaser”).

WHEREAS, Seller and Purchaser entered into a Purchase and Sale Agreement dated May 28, 2014, as amended by Amendment No. 1 dated August 26, 2014 (the “Agreement”), in which the Purchaser agreed to purchase from Seller the property known as Nashville Superspeedway;

WHEREAS, unless otherwise defined herein, terms shall have the meaning ascribed to them in the Agreement;

WHEREAS, the parties agree to extend the date for Closing, subject to the terms and conditions of this Amendment No. 2 (which shall supersede Amendment No. 1);

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser do hereby agree as follows:

1.	Closing shall take place on or before November 25, 2014. Proration of real estate taxes shall be calculated as if closing had occurred on September 25, 2014.

2.	The Inspection Period has expired and Purchaser makes no objections under Section 5 (a) to the Agreement, except as noted below

3.	Purchaser shall have until November 7, 2014 to satisfy itself, in its sole discretion, that certain survey matters will not interfere with Purchaser’s plans for the Real Property. Purchaser shall be entitled to terminate the Agreement on or before November 7, 2104 if it is not able to so satisfy itself, in which event the remaining Earnest Money will be refunded.

4.	$200,000 of the Earnest Money shall immediately be released to Seller and Escrow Agent is hereby instructed to wire such funds to Seller. This payment is in consideration of this Amendment and non-refundable. If Closing occurs, it will be applied against the Purchase Price.

5.	Purchaser shall have the option, within the next 30 days, to extend the Closing Date until December 24, 2014 upon payment of an additional $200,000 in the manner provided in Section 4 above.

6.	Except as expressly modified above, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment the day and year first written above.

Purchaser: NeXovation, Inc.

By:	/s/ Robert Sexton
Robert Sexton, President

Seller: Nashville Speedway, USA, Inc.

By:	/s/ Klaus Belohoubek
Klaus Belohoubek,
Senior Vice President–General Counsel

Seller: Dover Motorsports, Inc.

By:	/s/ Klaus Belohoubek
Klaus Belohoubek,
Senior Vice President–General Counsel